4 • • • • • • • • • •

5 Estimated $630 billion needed over

6 • • • • •

Reconciliations 14 (In thousands) Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 425,099 $ (14,611) $ 410,488 $ 427,997 $ (12,284) $ 415,713 Infiltrator Water Technologies 148,690 (20,198) 128,492 133,731 (17,553) 116,178 International International - Pipe 44,445 (3,437) 41,008 52,407 (3,284) 49,123 International - Allied Products & Other 15,613 (68) 15,545 17,025 (14) 17,011 Total International 60,058 (3,505) 56,553 69,432 (3,298) 66,134 Allied Products & Other 191,114 (4,037) 187,077 185,696 (3,501) 182,195 Intersegment Eliminations (42,351) 42,351 - (36,636) 36,636 - Total Consolidated $ 782,610 $ - $ 782,610 $ 780,220 $ - $ 780,220 (In thousands) Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 871,278 $ (29,365) $ 841,913 $ 856,569 $ (20,043) $ 836,526 Infiltrator Water Technologies 303,720 (45,010) 258,710 275,217 (36,131) 239,086 International International - Pipe 88,372 (7,290) 81,082 89,585 (3,799) 85,786 International - Allied Products & Other 33,292 (116) 33,176 32,623 (26) 32,597 Total International 121,664 (7,406) 114,258 122,208 (3,825) 118,383 Allied Products & Other 391,687 (8,622) 383,065 369,141 (4,870) 364,271 Intersegment Eliminations (90,403) 90,403 - (64,869) 64,869 - Total Consolidated $ 1,597,946 $ - $ 1,597,946 $ 1,558,266 $ - $ 1,558,266 Three Months Ended September 30, 2024 September 30, 2023 Six Months Ended September 30, 2024 September 30, 2023

Reconciliations 15 Notes: a) Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with business or asset acquisitions and dispositions. b) Includes derivative fair value adjustments, foreign currency transaction (gains) losses, the proportionate share of interest, income taxes, depreciation and amortization related to the South American Joint Venture, which is accounted for under the equity method of accounting and executive retirement expense (benefit). (Amounts in thousands) 2024 2023 2024 2023 Segment adjusted gross profit Pipe $ 115,422 $ 125,856 $ 257,659 $ 286,505 Infiltrator 86,135 73,663 172,550 147,927 International 17,445 21,339 37,108 37,368 Allied Products & Other 107,324 106,239 221,191 212,424 Intersegment Eliminations (394) (454) (1,569) (2,509) Total Segment Adjusted Gross Profit 325,932 326,643 686,939 681,715 Depreciation and amortization 30,536 22,622 57,748 45,421 Stock-based compensation expense 1,455 1,344 2,796 2,157 Total Gross Profit $ 293,941 $ 302,677 $ 626,395 $ 634,137 (Amounts in thousands) 2024 2023 2024 2023 Net income $ 131,174 $ 137,027 $ 293,496 $ 310,932 Depreciation and amortization 44,807 36,721 85,905 73,961 Interest expense 23,156 21,941 45,980 43,653 Income tax expense 40,920 47,476 90,806 102,534 EBITDA 240,057 243,165 516,187 531,080 Loss (gain) on disposal of assets and costs from exit and disposal activities 617 123 909 (13,181) Stock-based compensation expense 6,983 9,331 13,960 16,234 Transaction costs (a) 2,685 52 2,695 2,024 Interest income (7,368) (5,137) (13,933) (8,626) Other adjustments (b) 2,576 (1,284) 1,230 32 Adjusted EBITDA $ 245,550 $ 246,250 $ 521,048 $ 527,563 Three Months Ended September 30, Six Months Ended September 30, Three Months Ended September 30, Six Months Ended September 30,